As filed with the Securities and Exchange Commission on May 3, 2013

Registration Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHEAST UTILITIES

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2147929
(State of Incorporation)	(IRS Employer Identification Number)

One Federal Street, Building 111-4, Springfield, MA 01105, Telephone number: (413) 785-5871

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

THE CONNECTICUT LIGHT AND POWER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	06-0303850
(State of Incorporation)	(IRS Employer Identification Number)

107 Selden Street, Berlin, CT 06037, Telephone number: (860) 665-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

NSTAR ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-1278810
(State of Incorporation)	(IRS Employer Identification Number)

800 Boylston Street, Boston, MA 02199, Telephone number: (617) 424-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire	02-0181050
(State of Incorporation)	(IRS Employer Identification Number)

Energy Park, 780 Commercial Street, Manchester, NH 03101, Telephone number: (603) 669-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

WESTERN MASSACHUSETTS ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-1961130
(State of Incorporation)	(IRS Employer Identification Number)

One Federal Street, Building 111-4, Springfield, MA 01105, Telephone number: (413) 785-5871

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Gregory B. Butler

Senior Vice President, General Counsel and Secretary

Northeast Utilities

56 Prospect Street

Hartford, CT 06103

(860) 665-5000

(Name, address, including zip code, and telephone number, including area code of Agent for Service for each Registrant)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

	Large Accelerated Filer	Accelerated Filer	Non- Accelerated Filer	Smaller Reporting Company

NORTHEAST UTILITIES	☒

THE CONNECTICUT LIGHT AND POWER COMPANY			☒

NSTAR ELECTRIC COMPANY			☒

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE			☒

WESTERN MASSACHUSETTS ELECTRIC COMPANY			☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Northeast Utilities Senior Notes
Northeast Utilities Common Shares, $5 par value per share
Northeast Utilities Preferred Shares
Northeast Utilities Warrants
Northeast Utilities Share Purchase Contracts
Northeast Utilities Share Purchase Units
The Connecticut Light and Power Company First and Refunding Mortgage Bonds
NSTAR Electric Company Debt Securities
Public Service Company of New Hampshire First Mortgage Bonds
Western Massachusetts Electric Company Senior Notes

(1)	There are being registered hereunder such presently indeterminate number, principal amount or liquidation amount of (a) Senior Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units which may be sold from time to time by Northeast Utilities, (b) First and Refunding Mortgage Bonds which may be sold from time to time by The Connecticut Light and Power Company, (c) Debt Securities which may be sold from time to time by NSTAR Electric Company, (d) First Mortgage Bonds which may be sold from time to time by Public Service Company of New Hampshire, and (e) Senior Notes which may be sold from time to time by Western Massachusetts Electric Company. In addition, there are being registered hereunder an indeterminate number of (a) Common Shares and Preferred Shares issuable by Northeast Utilities upon exercise of Warrants for such securities and (b) Common Shares or Preferred Shares, as applicable, to be issuable by Northeast Utilities upon settlement of Share Purchase Contracts. The Registrants are deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r).

PROSPECTUS

NORTHEAST UTILITIES

Senior Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts, Share Purchase Units

THE CONNECTICUT LIGHT AND POWER COMPANY

First and Refunding Mortgage Bonds

NSTAR ELECTRIC COMPANY

Debt Securities

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

First Mortgage Bonds

WESTERN MASSACHUSETTS ELECTRIC COMPANY

Senior Notes

The common shares of Northeast Utilities are listed on the New York Stock Exchange under the symbol “NU.” Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

The principal executive office of Northeast Utilities is located at One Federal Street, Building 111-4, Springfield, Massachusetts 01105, telephone number (413) 785-5871. The general business offices of Northeast Utilities are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103, and its telephone number is (860) 665-5000.

The principal executive and business offices of The Connecticut Light and Power Company are located at 107 Selden Street, Berlin, Connecticut 06037, and its telephone number is (860) 665-5000.

The principal executive and business offices of NSTAR Electric Company are located at located at 800 Boylston Street, Boston, Massachusetts 02199, and its telephone number is (617) 424-2000

The principal executive office of Public Service Company of New Hampshire is located at Energy Park, 780 North Commercial Street, Manchester, New Hampshire 03101-1134, and its telephone number is (603) 669-4000.

The principal executive office of Western Massachusetts Electric Company is located at One Federal Street, Building 111-4, Springfield, Massachusetts 01105, and its telephone number is (413) 785-5871.

There are risks involved with purchasing these securities. Please refer to the “RISK FACTORS” discussion on page 1 of this prospectus.

We urge you to carefully read this prospectus and the prospectus supplement, which will describe the specific terms of an offering, together with additional information described under the caption “WHERE YOU CAN FIND MORE INFORMATION” before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2013.

PROSPECTUS

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that the Registrants filed with the Securities and Exchange Commission (Commission) utilizing a “shelf” registration process. Under this shelf process, any of the Registrants may, from time to time, sell any combination of their securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of your securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the following priority:

•	The prospectus supplement; and

•	The prospectus.

As used in this prospectus, “Northeast Utilities,” “NU,” or the “Company” refers to Northeast Utilities; “CL&P” refers to The Connecticut Light and Power Company; “NSTAR Electric” refers to NSTAR Electric Company; “PSNH” refers to Public Service Company of New Hampshire; and “WMECO” refers to Western Massachusetts Electric Company. The terms “we,” “us” and “our” refer to Northeast Utilities when discussing the securities to be issued by Northeast Utilities, CL&P when discussing the securities to be issued by CL&P, NSTAR Electric when discussing the securities to be issued by NSTAR Electric, PSNH when discussing the securities to be issued by PSNH, WMECO when discussing the securities to be issued by WMECO, and collectively to all the Registrants where the context requires. “Registrants” refers to NU, CL&P, NSTAR Electric, PSNH and WMECO, collectively.

RISK FACTORS

Investing in each Registrant’s securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of the Annual Report on Form 10-K for the year ended December 31, 2012 of each Registrant, filed with the Commission on February 28, 2013, and incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in any Registrant’s securities. See “WHERE YOU CAN FIND MORE INFORMATION” below.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (Securities Act), with respect to the securities offered in this prospectus. We have not included certain portions of the Registration Statement in this prospectus as permitted by the Commission’s rules and regulations. Statements in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and are qualified in their entirety by reference to such exhibit. For further information, you should refer to the Registration Statement and its exhibits.

We are subject to the informational requirements of the Securities Exchange Act of l934, as amended (the Exchange Act), and therefore we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy the Registration Statement (with exhibits), as well as the reports and other information filed by any of the Registrants with the Commission, at the Commission’s Public Reference Room at its principal offices at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Commission’s Public Reference Room by calling 1-800-SEC-0330.

Information filed by us is also available at the Commission’s Internet site at http://www.sec.gov. You can find additional information about us on Northeast Utilities’ website at http://www.nu.com. The information on this website is not a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus and its supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. Later information that we file with the Commission will automatically update and supersede this information. Each Registrant incorporates by reference the documents listed below related to such Registrant and any future filings such Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed with the Commission pursuant to its rules and regulations, until we sell all the securities to which this prospectus relates, or the offering is otherwise terminated.

Northeast Utilities:

•	Annual Report on Form 10-K for the year ended December 31, 2012; and

•	Current Reports on Form 8-K, filed on February 5, 2013 and May 3, 2013.

CL&P:

•	Annual Report on Form 10-K for the year ended December 31, 2012.

NSTAR Electric:

•	Annual Report on Form 10-K for the year ended December 31, 2012.

PSNH:

•	Annual Report on Form 10-K for the year ended December 31, 2012.

WMECO:

•	Annual Report on Form 10-K for the year ended December 31, 2012.

We will provide to each person to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will deliver this information upon written or oral request and provide this information at no cost to the requester. You should direct your requests to:

Northeast Utilities

Investor Relations

56 Prospect Street

Hartford, Connecticut 06103

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We make statements in this prospectus and in the documents we incorporate by reference that are statements concerning our expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to:

•	the possibility that expected merger synergies will not be realized or will not be realized within the expected time period;

•	cyber breaches, acts of war or terrorism, or grid disturbances;

•	actions or inaction by local, state and federal regulatory and taxing bodies;

•	changes in business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products and services;

•	changes in weather patterns;

•	changes in laws, regulations or regulatory policy;

•	changes in levels and timing of capital expenditures;

•	disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly;

•	developments in legal or public policy doctrines;

•	technological developments;

•	changes in accounting standards and financial reporting regulations;

•	damage from major storms;

•	impact of conservation measures and self-generation by our customers;

•	new government regulations or changes to existing regulations that impose additional operating requirements or liabilities;

•	actions of rating agencies; and

•	other presently unknown or unforeseen factors.

Other risk factors are detailed from time to time in reports filed by the Registrants with the Commission and we encourage you to consult such disclosures.

All such factors are difficult to predict, contain uncertainties that may materially affect our actual results and are beyond the control of the Registrants. You should not place undue reliance on the forward-looking statements, each speaks only as of the date on which such statement is made, and, except as required by the federal securities laws, the Registrants undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for each

Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward-looking statements.

THE REGISTRANTS

NORTHEAST UTILITIES

Northeast Utilities (NU), an unincorporated “voluntary association” formed under Massachusetts law, is headquartered in Boston, Massachusetts and Hartford, Connecticut and is a public utility holding company subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) under the Public Utility Holding Company Act of 2005.

NU is engaged primarily in the energy delivery business, providing franchised retail electric service to approximately three million customers in Connecticut, New Hampshire and Massachusetts through four wholly-owned subsidiaries, CL&P, NSTAR Electric, PSNH and WMECO, and franchised retail natural gas service to approximately 500,000 residential, commercial and industrial customers in Connecticut and Massachusetts through two wholly-owned indirect subsidiaries, NSTAR Gas Company and Yankee Gas Services Company. NU has two services companies, Northeast Utilities Service Company and NSTAR Electric & Gas Corporation, each of which provides management and support services to NU and its subsidiaries, including CL&P, NSTAR Electric, PSNH and WMECO. NU also owns certain immaterial competitive energy and telecommunication businesses through its wholly-owned subsidiaries, NU Enterprises, Inc. and NSTAR LLC.

NU’s subsidiaries are regulated in virtually all aspects of their business by various federal and state agencies, including the Commission, the FERC, and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which each company operates.

THE CONNECTICUT LIGHT AND POWER COMPANY

The Connecticut Light and Power Company (CL&P), a Connecticut corporation, is a wholly-owned subsidiary of NU. CL&P is engaged in the purchase, transmission, delivery and sale of electricity to its residential, commercial and industrial customers. As of December 31, 2012, CL&P furnished retail franchise electric service to approximately 1.2 million customers in 149 cities and towns in Connecticut, covering an area of 4,400 square miles. CL&P does not own any electric generation facilities and has one active wholly-owned subsidiary, CL&P Funding, LLC, which was organized to facilitate the issuance of rate reduction certificates as part of a state-sponsored securitization program.

NSTAR ELECTRIC COMPANY

NSTAR Electric Company (NSTAR Electric) a Massachusetts corporation, is a wholly-owned subsidiary of NU. NSTAR Electric is engaged in the purchase, transmission, delivery and sale of electricity to its residential, commercial and industrial customers. As of December 31, 2012, NSTAR Electric furnished retail franchise electric service to approximately 1.1 million customers in Boston and 80 surrounding cities and towns in Massachusetts, covering an area of 1,702 square miles. NSTAR Electric does not own any electric generation facilities and has two wholly-owned special purpose subsidiaries, BEC Funding II, LLC and CEC Funding, LLC, established to facilitate the sale of electric rate reduction certificates at public offerings.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

Public Service Company of New Hampshire (PSNH), a New Hampshire corporation, is a wholly-owned subsidiary of NU. PSNH is primarily engaged in the generation, purchase, transmission, delivery and sale of electricity to residential, commercial and industrial customers. As of December 31, 2012, PSNH furnished retail franchise electric service to approximately 500,000 retail customers in 211 cities and towns in New Hampshire, covering an area of 5,628 square miles. PSNH also owns and operates approximately 1,200 megawatt (MW) of electricity generation assets, with a current claimed capability representing winter rates of approximately 1,170 MW. Included among these generating assets is a 50 MW wood-burning generating unit in Portsmouth, New Hampshire, which was converted from a coal-burning unit and went into full operation in December 2006. PSNH has two active wholly-owned subsidiaries, PSNH Funding LLC, organized to facilitate the issuance of rate reduction certificates, and Properties, Inc., a real estate company.

WESTERN MASSACHUSETTS ELECTRIC COMPANY

Western Massachusetts Electric Company (WMECO), a Massachusetts corporation, is a wholly-owned subsidiary of NU. WMECO is an electric utility engaged principally in the purchase, transmission, distribution and sale of electricity at retail to residential, commercial and industrial customers. WMECO does not own any generation facilities. At December 31, 2012, WMECO furnished retail franchise electric service to approximately 207,000 retail customers in 59 cities and towns in the western region of Massachusetts, covering an area of 1,500 square miles. WMECO has a wholly-owned subsidiary, WMECO Funding, LLC, which was organized to facilitate the issuance of rate reduction certificates.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations. The specific use of proceeds from the sale of securities will be set forth in the prospectus supplement relating to each offering of these securities.

DESCRIPTION OF SECURITIES REGISTERED

NORTHEAST UTILITIES

Senior Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units

General. The following is a summary description of the material terms of Northeast Utilities’ Senior Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units and the provisions of Northeast Utilities’ Declaration of Trust. It also summarizes relevant provisions of the Massachusetts Business Corporation Act, or MBCA. Since the terms of our Declaration of Trust and the MBCA are more detailed than the general information provided below, we urge you to read the actual provisions of the Declaration of Trust and the MBCA. The following summary description does not purport to be complete and is subject in all respects to the MBCA and our Declaration of Trust. Our Declaration of Trust is incorporated by reference in the registration statement of which this prospectus forms a part. The particular terms of the Senior Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the securities so offered, will be described therein. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

Common Shares and Preferred Shares

Common Shares Our outstanding common shares are listed on the New York Stock Exchange (NYSE) under the symbol “NU”. Any additional common shares we issue will also be listed on the NYSE. Common shareholders may receive dividends if and when declared by our Board of Trustees. Dividends may be paid in cash, shares or other form. All outstanding common shares are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable.

Each common share is entitled to one vote in the election of Trustees and other matters. Common shareholders are not entitled to cumulative voting rights. We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders, if any.

Our transfer agent and registrar is Computershare Trust Company, N.A. You may contact them by telephone at (800) 999-7269.

Preferred Shares We do not currently have preferred shares authorized, although our Declaration of Trust permits the issuance of preferred shares subject to common shareholder approval. Before we can issue preferred shares we will need to obtain authorization from our Board of Trustees and our common shareholders. If we issue preferred shares, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the Commission. The following description of the terms of the preferred shares sets forth certain general terms and provisions.

Preferred shares will have such par value, if any, such priority in liquidation, such voting rights and such other rights, privileges, preferences, restrictions and limitations as may be established by our Board of Trustees and approved by our common shareholders. In some cases, the issuance of preferred shares could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred shares could also restrict dividend payments to holders of our common shares.

The preferred shares will, when authorized and issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank on parity in all respects with any outstanding preferred shares we may have at that time and will have priority over our common shares as to dividends and distributions of assets. Therefore, the rights of any preferred share may limit the rights of the holders of our common shares.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred shares will be named in a prospectus supplement. The registrar for preferred shares will send notices to shareholders of any meetings at which holders of the preferred shares have the right to elect Trustees or to vote on any other matter.

Warrants

We may issue warrants for the purchase of preferred shares, common shares, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for us with any holders or beneficial owners of warrants.

This summary of certain provisions of the warrants is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the Commission in connection with the offering of such warrants.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants and the price at which the securities may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Share Purchase Contracts and Share Purchase Units

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates. The price per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, preferred shares or debt obligations of third parties, including U.S. Treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the common shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units, including, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

Massachusetts Law and Our Declaration of Trust

General. We are an unincorporated “voluntary association” formed under Massachusetts law, a type of entity commonly referred to as a Massachusetts business trust. For most purposes, except those explicitly set forth below, a Massachusetts business trust is a common law entity governed solely by our Declaration of Trust, which constitutes a contract among the Trustees and shareholders or beneficiaries of the trust and is comparable to a certificate of incorporation and bylaws of a corporation.

Corporate Governance. The rights of our shareholders are currently governed by Massachusetts law and our Declaration of Trust. Our Declaration of Trust provides that all matters properly brought before a shareholder meeting at which a quorum is present will be decided by the majority vote of the shares present or represented by proxy at the meeting, except as otherwise set forth in the Declaration of Trust and the provisions of any class or classes of preferred shares that may be authorized. The Declaration of Trust also provides that the Trustees may only be elected with the affirmative vote of the holders of a majority of the outstanding shares with general voting power. A vote of two-thirds of all shares outstanding and having voting power may be required to take certain actions.

Amendments to Governing Documents. Our Declaration of Trust provides that the trust may be altered, amended, added to or rescinded by the affirmative vote of at least two-thirds of the member of our Board of Trustees, provided that any such alteration, amendment, addition or rescission must also be approved by the affirmative vote or the written consent of the holders of at least two-thirds of all shares issued and outstanding and having general voting power. However, no alteration, amendment, addition or rescission adversely affecting the preferences or priorities of any preferred shares will be effective without the affirmative vote or written consent of the holders of at least two-thirds of the affected preferred shares.

Preemptive Rights. Our Declaration of Trust provides that the holders of common shares and convertible securities will have preemptive rights with respect to offerings for cash of common shares or securities convertible into common shares, except with respect to:

•

common shares, or the grant of rights or options on such shares, to our Trustees, directors, officers, or employees or those of a subsidiary of ours, if the issue or grant is approved by the holders of common shares at a meeting duly held for such purpose or is authorized by and consistent with a plan previously so approved by the holders of common shares;

•

common shares issued on the conversion of convertible securities, if the convertible securities were offered or issued to holders of common shares in satisfaction of their preemptive rights or were not subject to preemptive rights;

•	common shares and convertible securities offered to shareholders in satisfaction of their preemptive rights and not purchased by those shareholders;

•

common shares or convertible securities issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of fractional shares or fractional interests in these shares;

•	common shares or convertible securities issued in connection with a merger or consolidation or pursuant to an order of a court, unless such order provides otherwise;

•	common shares or convertible securities issued in a public offering or through an underwriting;

•	common shares or convertible securities released from preemptive rights through the affirmative vote or written consent of the holders of at least two-thirds of the common shares then outstanding; or

•	common shares or convertible securities held in our treasury.

Board of Trustees. Members of our Board of Trustees serve one-year terms and are elected annually.

Shareholder Proposals and Trustee Nominations. Our shareholders may submit shareholder proposals and nominate candidates for the Board of Trustees if the shareholders follow advance notice procedures described in our annual proxy statement.

Meetings of Shareholders. Under our Declaration of Trust, meetings of the shareholders may be called only by the chairman of the board, the president, or a majority of the Board of Trustees or may be requested by the holders of one-tenth (1/10) in interest of all shares outstanding having a right to vote.

Indemnification of Trustees and Officers. Our Declaration of Trust provides that we will indemnify each of its present and former Trustees and officers against any loss, liability or expense incurred in proceedings in which such person may be involved by reason of being or having been a Trustee or officer, except with respect to any matter as to which such person shall have been finally adjudicated in such proceeding not to have acted in good faith in the reasonable belief that such person’s action was in our best interests. If any such proceeding is disposed of by a compromise payment by any such Trustee or officer, no indemnification payment will be provided unless a determination is made that such Trustee or officer acted in good faith in the reasonable belief that such person’s action was in our best interests. Such determination must be made by either the Board of Trustees by majority vote of the quorum consisting of Trustees who were not parties to such proceeding, by our independent legal counsel in a written opinion, or by the shareholders.

Limitation On Trustee Liability. The Declaration of Trust provides that no member of the Board of Trustees will be liable to us or our shareholders for monetary damages due to any breach of fiduciary duty, except for:

•	breaches of such person’s duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	any transaction from which such person derived an improper personal benefit.

Anti-takeover Statutes. A Massachusetts anti-takeover statute, Chapter 110F of the Massachusetts General Laws, prohibits any business combination with an interested shareholder, generally a person who owns or has recently owned at least 5% of the Company’s outstanding voting shares, for three years after the person becomes an interested shareholder unless:

•	prior to the 5% purchase, the Board of Trustees approves either the 5% purchase or the proposed business combination;

•

the interested shareholder owned approximately 90% of the company’s voting shares (excluding shares held by certain affiliates of the Company) after making the 5% purchase which rendered him or her an interested shareholder; or

•	the Board of Trustees and holders of two-thirds of the non-interested shares approve the business combination after the acquiror has become an interested shareholder.

Another Massachusetts anti-takeover statute, Chapter 110D of the Massachusetts General Laws, regulates the acquisition of control shares. A control share acquisition occurs when an individual aggregates a number of shares which, when added to shares already owned, would allow the acquiring person to vote at least 20% of the Company’s shares. Under Chapter 110D, shares acquired in this type of a transaction would have no voting rights unless a majority of non-interested shareholders specifically voted to grant the acquiring person voting rights for these shares. In general, the acquiring person as well as our officers and employee-Trustees are not permitted to vote on whether these voting rights should be granted.

Our Declaration of Trust does not address anti-takeover regulations or protections.

Senior Notes

General. The following description sets forth certain general terms and provisions of the senior unsecured notes being registered by NU (Senior Notes). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the Senior Note Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the Registration Statement of which this prospectus is a part. The particular terms of the Senior Notes offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Senior Notes so offered will be described therein. References to section numbers under this caption are references to the section numbers of the Senior Note Indenture. Capitalized terms not defined herein have the meanings given to them in the Senior Note Indenture.

Senior Notes will be issued under a supplemental indenture or indentures to our indenture (the Senior Note Indenture), between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee (the Senior Note Trustee) dated as of April 1, 2002, as amended and supplemented. You may contact them at their Corporate Trust Administration Office at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, telephone (412) 236-1201.

The Senior Notes will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. There is no requirement under the Senior Note Indenture that future issues of our debt securities be issued under the Senior Note Indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the Senior Note Indenture or applicable to one or more issues of Senior Notes, in connection with future issues of such other debt securities.

The Senior Note Indenture does not limit the aggregate principal amount of the Senior Notes that may be issued thereunder. The Senior Note Indenture provides that the Senior Notes will be issued in one or more series as notes or debentures. The Senior Notes may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Senior Notes will specify:

•	the designation and aggregate principal amount of such Senior Notes;

•	the date or dates on which such Senior Notes will mature;

•	the interest rate or rates, or method of calculation of such rate or rates, on such Senior Notes, and the date from which such interest shall accrue;

•	the dates on which such interest will be payable or method by which such dates are to be determined;

•	the record dates for payments of interest;

•	any redemption terms;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Senior Notes may be repaid, in whole or in part, at our option;

•

the place or places, if any, in addition to or in the place of our office or the office of the Senior Note Trustee, where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable and where notices to us shall be sent; and

•	other specific terms applicable to such Senior Notes. (Section 301)

Unless otherwise indicated in the applicable prospectus supplement, the Senior Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof. (Section 301)

Unless otherwise indicated in the applicable prospectus supplement or as below described under “Limitation on Liens” and “Sale and Leaseback Transactions”, there are no provisions in the Senior Note Indenture or the Senior Notes that require us to redeem, or permit the holders of the Senior Notes to cause a redemption of, the Senior Notes or that otherwise protect the holders of the Senior Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of us.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Senior Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends to us, repurchase shares of their common stock from us or repay loans or advances made by us to them. Holders of the Senior Notes will generally have a junior position to claims of any holders of preferred stock and creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. In addition to trade debt, our subsidiaries have ongoing corporate debt programs used to finance their business activities. Unless otherwise specified in a prospectus supplement, the Supplemental Indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

Registration, Transfer, Exchange and Form. Senior Notes of any series may be exchanged for other Senior Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)

Unless otherwise indicated in the applicable prospectus supplement, Senior Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office or agency maintained for such purpose with respect to any series of Senior Notes and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Note Indenture. (Section 305)

In the event of any redemption of Senior Notes of any series, we will not be required to exchange, or register the transfer of, any Senior Notes of such series selected, called or being called for redemption except, in the case of any Senior Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 305)

Paying Agents. We will maintain an office or agency where Senior Notes may be presented or surrendered for payment. We will give prompt written notice to the Senior Note Trustee of the location, and any change in the location, of such office or agency. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the Senior Note Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the Senior Note Trustee, and, in such event, the Senior Note Trustee shall act as our agent to receive all such presentations and surrenders. (Section 1002)

All monies paid by us to a paying agent for the payment of principal of, interest or premium, if any, on any Senior Note which remains unclaimed at the end of two years after any such principal, interest or premium shall have become due and payable will be repaid to us at our request and the Holder of such Senior Note will thereafter look only to us for payment thereof as an unsecured general creditor. (Section 1003)

Consolidation, Merger, Conveyance, Sale or Transfer. Nothing contained in the Senior Note Indenture prevents us from consolidating with or merging into another corporation or conveying, selling or otherwise transferring our properties and assets substantially as an entirety to any Person, provided that:

•

the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance, sale or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by an indenture supplemental thereto, executed and delivered to the Senior Note Trustee, in form satisfactory to the Senior Note Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on our part to be performed or observed; and

•

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

We shall also be required to deliver to the Senior Note Trustee certificates and opinions stating that such consolidation, merger, conveyance, sale or transfer comply with the Senior Note Indenture and all relevant conditions precedent have been satisfied. (Section 801)

Limitation on Liens. Nothing contained in the Senior Note Indenture or in the Senior Notes in any way restricts or prevents us or any of our subsidiaries from incurring any indebtedness; provided that if this covenant is made applicable to the Senior Notes of any particular series, we will not issue, assume or guarantee (including any contingent obligation to purchase) or permit to exist any notes, bonds, debentures or other evidences of indebtedness for money borrowed (Debt) secured by a mortgage, lien, pledge, security interest or other encumbrance (Lien) upon any of our property, including the capital stock of any of our subsidiaries, without effectively providing that the outstanding Senior Notes (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with the Senior Notes) shall be secured equally and ratably with (or prior to) such

Debt so long as such Debt shall be so secured (provided that for purposes of providing such equal and ratable security, the principal amount of outstanding Senior Notes of any series will be such portion of the principal amount as may be specified in the terms of such series). This restriction will not, however, apply to:

•	Liens in existence on the date of the original issue of the Senior Notes to which this restriction is made applicable, including, without limitation, “stock forward” transactions;

•

Liens created solely for the purpose of securing Debt incurred to finance, refinance or refund the purchase price or cost (including the cost of construction) of property acquired after the date hereof (by purchase, construction or otherwise), or Liens in favor of guarantors of obligations or Debt representing, or incurred to finance, refinance or refund, such purchase price or cost, provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon and provided further that such Liens are created no later than 24 months after the purchase or construction;

•

Liens on any property or assets acquired from a corporation which is merged with or into us, which Liens are not created as a result of or in connection with or in anticipation of any such merger (unless such Liens were created to secure or provide for the payment of any part of the purchase price of such corporation);

•

any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); or

•

any extension, renewal or replacement of any Lien referred to in the foregoing clauses, provided that the principal amount of Debt so secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we may issue or assume Debt secured by Liens on our cash which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which does not at the time of issuance or assumption exceed $100 million. The following types of transactions shall not be deemed to create Debt secured by Liens: Liens required by any contract or statute in order to permit us to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments to us by such governmental unit pursuant to the provisions of any contract or statute; and share forwards with respect to our common shares accounted for as equity transactions under applicable accounting guidelines wherein the shares collateralize the forward repayment obligation. (Section 1007)

Sale and Leaseback Transactions. If this covenant is made applicable to the Senior Notes of any series, we will not enter into any Sale and Leaseback Transaction unless either:

•

we would be entitled pursuant to the “Limitation on Liens” covenant above to create Debt secured by a Lien on the property to be leased back in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without the Senior Notes being effectively secured equally and ratably with (or prior to) that Debt; or

•

we, within 270 days after the sale or transfer of the relevant assets shall have been made, apply, in the case of a sale or transfer for cash, an amount equal to the net proceeds from the sale or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased (as determined by any two of our Trustees) to:

•	the retirement of our long-term indebtedness ranking prior to or on a parity with the Senior Notes; or

•	the investment in any property used in the ordinary course of our business.

“Attributable Value” means, as to any particular lease under which we are at any time liable as lessee and at any date as of which the amount thereof is to be determined, the amount equal to the greater of (i) the net proceeds from the sale or transfer of the property leased pursuant to the Sale and Leaseback Transaction or (ii) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of the Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard, in any case, to any renewal or extension options contained in the lease.

“Sale and Leaseback Transaction” means any transaction or series of related transactions relating to property now owned or hereafter acquired by us whereby we transfers the property to a person and we lease it from that person for a period, including renewals, in excess of 36 months. (Section 1012)

Modification of the Senior Note Indenture. The Senior Note Indenture contains provisions permitting us and the Senior Note Trustee, with the consent of the holders of a majority in principal amount of the outstanding Senior Notes, of all series affected by the modification (voting as one class), to modify the Senior Note Indenture or any supplemental indenture or the rights of the holders of the Senior Notes of such series; provided that no such modification shall without the consent of the holders of each outstanding Senior Note affected thereby:

•	change the date upon which the principal of or the interest on any Senior Note is due and payable;

•	reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•	change any place of payment where, or the currency in which, any Senior Note or any premium or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the date such payment is due (or, in the case of redemption, on or after the date fixed for such redemption);

•

reduce the aforesaid percentage of Senior Notes, the consent of the holders of which is required for any modification of the applicable supplemental indenture or for waiver by the holders of certain of their rights; or

•	modify certain provisions of the Senior Note Indenture. (Section 902)

The Senior Note Indenture also contains provisions permitting us and the Senior Note Trustee to amend the Senior Note Indenture in certain circumstances without the consent of the holders of any Senior Notes to evidence the succession of another Person to us, the replacement of the Senior Note Trustee and for certain other purposes, including to cure any ambiguity or defect, or correct any inconsistency, in the Senior Note Indenture, or to add or change any other provisions with respect to matters or questions arising under the Senior Note Indenture or the Senior Notes, provided such changes or additions shall not adversely affect the interests of the holders of any series of the Senior Notes in any material respect, or involve a change requiring the consent of the holders of the Senior Notes described in the preceding paragraph. (Section 901)

Events of Default. An Event of Default with respect to the Senior Notes is defined in the Senior Note Indenture as being:

•	failure to pay any interest on the Senior Notes and continuance of such failure for 30 days;

•

failure to pay the principal (or premium, if any), including the payment of principal (or premium, if any) when due pursuant to any redemption provision of the Senior Notes and continuance of such failure for three days;

•	failure to pay any sinking fund installment, if any, pursuant to the terms of the Senior Notes, and continuance of such failure for a period of three days;

•

default in the performance, or breach, of any covenant or warranty of ours in the Senior Note Indenture (other than certain covenants or warranties a default in whose performance or whose breach is specifically dealt with elsewhere in the Senior Note Indenture or which has been expressly included in the Senior Note Indenture solely for the benefit of any series of Senior Notes other than that series) and continuance of such default or breach for a period of 90 days after written notice is given to us by the Senior Note Trustee or to us and the Senior Note Trustee by the holders of 33% or more in aggregate principal amount of the outstanding Senior Notes; and

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation involving us. (Section 501)

We will be required to file with the Senior Note Trustee annually an officers’ certificate as to the existence or absence of default in performance of certain covenants in the Senior Note Indenture. (Section 1008) The Senior Note Indenture provides that the Senior Note Trustee may withhold notice to the holders of the Senior Notes of any default (except in payment of principal of (or premium, if any), or interest, if any, on, the Senior Notes or in the payment of any sinking fund installment with respect to the Senior Notes) if the Senior Note Trustee in good faith determines that it is in the interest of the holders of the Senior Notes to do so. (Section 602) The Senior Note Indenture provides that, if an Event of Default due to the default in payment of principal of (or premium, if any) or interest on the Senior Notes or in the payment of any sinking fund installment with respect to the Senior Notes, or due to the default in the performance or breach of any covenant or warranty in the Senior Note Indenture by us shall have happened and be continuing, either the Senior Note Trustee or the holders of 33% or more in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of all the Senior Notes to be due and payable immediately, but if we shall cure all defaults and certain other conditions are met, such declaration may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the Senior Notes. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization has occurred and is continuing, the principal amount of all the Senior Notes shall be immediately due and payable, without any act of either the Senior Note Trustee or the holders. (Sections 502 and 513)

Subject to the provisions of the Senior Note Indenture relating to the duties of the Senior Note Trustee, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of the Senior Notes, unless such holders shall have offered to the Senior Note Trustee reasonable indemnity. (Section 603)

Subject to such provision for indemnification, the holders of a majority in principal amount of the Senior Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or exercising any trust or power conferred on the Senior Note Trustee with respect to the Senior Notes, provided, however, that if an Event of Default shall have occurred and be continuing with respect to less than all of the series of Senior Notes, the holders of a majority in aggregate principal amount of the Senior Notes of all such series, considered as one class, shall have the right to make such direction, and provided that the Senior Note Trustee shall have the right to decline to follow any such direction if the Senior Note Trustee shall determine that the action so directed conflicts with any law or the provisions of the Senior Note Indenture or if the Senior Note Trustee shall determine that such action would subject the Senior Note Trustee to personal liability or expense for which reasonable indemnity has not been provided. (Section 512)

Defeasance. We, at our option, (a) will be Discharged from any and all obligations in respect of the Senior Notes (except for certain obligations to register the transfer or exchange of Senior Notes, replace destroyed, stolen, lost or mutilated Senior Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the Senior Note Indenture described under “—Consolidation, Merger, Conveyance, Sale or Transfer,” “—Sale and Leaseback Transactions” and “—Limitation of Liens” or to certain covenants relating to corporate existence and maintenance of properties and insurance, in each case, if:

•	We irrevocably deposit with the Senior Note Trustee, in trust, (a) money; or (b) in certain cases, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money; or (c) a combination thereof, in each case sufficient to pay and discharge:

•

the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the outstanding Senior Notes on the dates such payments are due, in accordance with the terms of the Senior Notes, or to and including the redemption date irrevocably designated by us; and

•	any mandatory sinking fund payments applicable to the Senior Notes on the day on which payments are due and payable in accordance with the terms of the Senior Note Indenture and of the Senior Notes;

•	no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

•	we deliver to the Senior Note Trustee an opinion of counsel to the effect:

•	that the holders of the Senior Notes will not recognize income, gain, loss or expense for Federal income tax purposes as a result of such deposit and defeasance of certain obligations;

•	that such provision would not cause any outstanding Senior Notes then listed on any national securities exchange to be delisted as a result thereof; and

•	that the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940; and

•

we have delivered to the Senior Note Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Senior Note Indenture relating to the satisfaction and discharge of the Senior Notes have been complied with. (Sections 403 and 1009)

Discharged means, with respect to the Senior Notes of any series, the discharge of the entire indebtedness represented by, and obligations of ours under, the Senior Notes of such series and in the satisfaction of all the obligations of ours under the Senior Note Indenture relating to the Senior Notes of such series, except:

•

the rights of holders of the Senior Notes of such series to receive, from the trust fund established pursuant to the Senior Note Indenture, payment of the principal of and interest and premium, if any, on the Senior Notes of such series when such payments are due;

•	our obligations with respect to the Senior Notes of such series with respect to registration, transfer, exchange and maintenance of a place of payment; and

•	the rights, powers, trusts, duties, protections and immunities of the Senior Note Trustee under the Senior Note Indenture. (Section 101)

U.S. Government Obligations means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 101)

Resignation or Removal of Senior Note Trustee. The Senior Note Trustee may resign at any time upon written notice to us, and such resignation will take effect immediately upon the appointment of a successor Senior Note Trustee. (Sections 610 and 611)

The Senior Note Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Senior Note Trustee and us and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Senior Notes. In addition, under certain circumstances, we may remove the Senior Note Trustee upon notice to the Holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee. (Section 610)

No Recourse Against Others. The Senior Note Indenture provides that no recourse for the payment of the principal of or any premium or interest on any Senior Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours, contained in the Senior Note Indenture or in any supplemental indenture, or in any Senior Note, or because of the creation of any indebtedness represented thereby, will be had against any Trustee, incorporator, stockholder, officer or director, as such, past, present or future, of ours or any successor corporation, either directly or through us or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is expressly waived and released as a condition of, and in consideration for, the execution of the Senior Note Indenture and the issuance of the Senior Notes. (Section 114) Such waiver may not be effective to waive liabilities under the Federal securities laws and we understand that it is the view of the Commission that such a waiver is against public policy.

Concerning the Senior Note Trustee. The Senior Note Trustee under the Senior Note Indenture or affiliates of the Senior Note Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the Senior Note Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $69.1 million and $27.0 million, respectively.

THE CONNECTICUT LIGHT AND POWER COMPANY

The CL&P Bonds

General. The following description sets forth certain general terms and provisions of the first and refunding mortgage bonds being registered by CL&P (CL&P Bonds). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the CL&P Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the Registration Statement of which this prospectus is a part. The particular terms of the CL&P Bonds offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the CL&P Bonds so offered, will be described therein. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

We will issue the CL&P Bonds in one or more series under our Indenture of Mortgage and Deed of Trust, between us and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the CL&P Bond Trustee), dated as of May 1, 1921, as amended and restated in 2005 and as supplemented and as it is to be further supplemented by one or more Supplemental Indentures, each of which would relate to one or more series of the CL&P Bonds. In this prospectus, we will refer to the Indenture of Mortgage and Deed of Trust, as amended and restated and supplemented, as the “CL&P Indenture” and we will refer to any Supplemental Indenture that will supplement the Indenture as a “Supplemental Indenture.”

Amendment and Restatement of the CL&P Indenture. The CL&P Indenture was amended and restated substantially in its entirety on April 7, 2005. Certain provisions of such amendment (the B Provisions), however, require the consent of the holders of 100% in principal amount of all CL&P Bonds outstanding under the CL&P Indenture in order to become effective. The B Provisions will become effective automatically upon receipt of such requisite 100% consent. We have already obtained the required approval for the B Provisions from the Connecticut Department of Public Utility Control.

Each holder of CL&P Bonds issued after 2003 (including any CL&P Bonds offered by any prospectus supplement and any CL&P Bonds offered by any future prospectus), solely by virtue of its acquisition of such CL&P Bonds, including as an owner of a book-entry or other beneficial interest therein, will have and be deemed to have consented, without the need for any further action or consent by such holder, to the B Provisions. We presently do not expect to receive the requisite 100% consent for the B Provisions, and therefore do not expect the B Provisions to become effective until 2031, when the last two series of CL&P Bonds outstanding issued before 2004 mature.

Accordingly, presented below are summary descriptions of the CL&P Bonds and the CL&P Indenture—as now in effect and as they will be in effect following receipt of the requisite bondholder consent, when the B Provisions become effective.

THERE ARE MATERIAL DIFFERENCES BETWEEN THE CL&P INDENTURE AS NOW IN EFFECT AND AS IT WILL BE IN EFFECT WHEN THE B PROVISIONS BECOME EFFECTIVE, AND YOU ARE ADVISED TO CAREFULLY READ THE SUMMARIES BELOW TO UNDERSTAND THE IMPACT OF THE B PROVISIONS. THE SUMMARY DESCRIPTION OF THE PROVISIONS OF THE CL&P INDENTURE AND OF THE B PROVISIONS WHICH FOLLOWS DOES NOT PURPORT TO BE COMPLETE OR TO COVER ALL OF THE PROVISIONS THEREOF. COPIES OF THE CL&P INDENTURE, INCLUDING THE B PROVISIONS, ARE AVAILABLE FROM US AND REFERENCE IS MADE TO THE CL&P INDENTURE, INCLUDING THE B PROVISIONS. FOR A COMPLETE STATEMENT OF THE APPLICABLE PROVISIONS, THE CL&P INDENTURE, INCLUDING THE B PROVISIONS, IS INCLUDED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

General Terms of the CL&P Bonds. The prospectus supplement with respect to each series of CL&P Bonds will set forth the maturity date, interest rate, interest payment dates, record dates and other specific terms and provisions for such series.

The CL&P Bonds are to be issued only in the form of fully registered bonds without coupons in denominations of $1,000 or multiples thereof and may be presented for exchange for a like aggregate principal amount of the same series of CL&P Bonds of other authorized denominations and for transfer at the principal office of the CL&P Bond Trustee in New York City without payment in either case of any charge other than for any tax or other governmental charges required to be paid by us.

Security. The CL&P Indenture constitutes a first mortgage lien (subject to liens permitted by the CL&P Indenture) on substantially all of our physical property and franchises, including our generating stations, if any are acquired in the future, and our transmission and distribution facilities. We currently do not own any generating stations. Subject to the provisions of the Federal Bankruptcy Code, the CL&P Indenture will also constitute a lien on after-acquired property, although in states other than Connecticut it may be necessary to comply with applicable recording requirements to perfect the lien on after-acquired property. The CL&P Indenture also permits after-acquired property to be subject to liens prior to that of the CL&P Indenture. The security afforded by the CL&P Indenture is for the equal and ratable protection of all our presently outstanding CL&P Bonds and any CL&P Bonds which may hereafter be issued under the CL&P Indenture.

The B Provisions would continue the existing first mortgage lien of the CL&P Indenture, but would expand both the types of property excepted from the lien and the types of permitted liens. We believe that these changes will not have a material effect on the security afforded by the mortgage lien on the property subject thereto. However, the B Provisions also would exclude any generating properties from the lien of the CL&P Indenture. Although this is not significant at present because we own no generating properties, if any such properties are acquired or constructed in the future, after effectiveness of the B Provisions, such properties would not be subject to the lien of the CL&P Indenture unless we chose to take such action.

Unlike the current provisions of the CL&P Indenture, the B Provisions would permit us to issue certain debt other than CL&P Bonds that would be secured by liens on the mortgaged property that are equal with or prior to the lien of the CL&P Indenture. We believe that this change will not have a material effect on the security provided by the CL&P Indenture, because we may only issue such equal or prior secured debt in an aggregate principal amount up to 3% of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the CL&P Indenture, plus (2) certain cash then on deposit with the CL&P Bond Trustee. This issuance requirement would not apply to our assumption of debt secured by a lien existing (or created concurrently) on property we acquire, and there would be no limit on the amount of equal or prior secured debt that we could so assume. However, the test for the issuance of additional CL&P Bonds, as described below under “—Issuance Test for New CL&P Bonds,” in effect, counts all outstanding equal or prior secured debt against our ability to issue additional CL&P Bonds.

Under certain limited circumstances, the lien of the CL&P Indenture on real property in Connecticut acquired by us after June 3, 1985 could be subordinated to a lien in favor of the State of Connecticut pursuant to a Connecticut law (Connecticut General Statutes Section 22a-452a) providing for such a lien for reimbursement for expenses incurred in containing, removing or mitigating hazardous waste. Although we presently own no property outside of Connecticut, if we acquire such property it is likely that comparable environmental lien subordination statutes would apply to any such property in other states.

Redemption Provisions. Unless otherwise provided in the supplemental indenture under which a series of the CL&P Bonds is issued and the related prospectus supplement, each series of CL&P Bonds will be redeemable at our option as a whole or in part at any time upon at least 30 days’ prior written notice given by mail as provided in the CL&P Indenture at redemption prices (expressed in percentages of principal amount) that will be set forth in the Supplemental Indenture and the prospectus supplement with respect to such series, together in each case with accrued and unpaid interest to the redemption date.

Issuance Test for New CL&P Bonds. The CL&P Indenture permits issuance of new CL&P Bonds under the CL&P Indenture in an unlimited amount so long as, after giving effect to such issue, the aggregate amount of all outstanding CL&P Bonds and “secured debt” (generally, debt secured by a lien equal with or prior to the lien of the CL&P Indenture) in each case outstanding on the issuance date, does not exceed 75% of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the CL&P Indenture and (2) certain cash then on deposit with the CL&P Bond Trustee in each case calculated as of the most recent balance sheet date.

Sinking and Improvement Fund. The CL&P Indenture does not contain a sinking and improvement fund requirement.

Replacement Fund. The CL&P Indenture does not contain a replacement fund requirement.

Withdrawal or Application of Cash. Cash deposited with the CL&P Bond Trustee can be applied or withdrawn by us at any time so long as there is no default under the CL&P Indenture and so long as, after giving effect to such withdrawal, we could then issue at least $1.00 of additional CL&P Bonds under the test for the issuance of additional CL&P Bonds (described above under “Issuance Test for New CL&P Bonds”).

Release of Property. Property may be released upon compliance with the same requirements applicable to the withdrawal of cash deposited with the CL&P Bond Trustee described above under “Withdrawal or Application of Cash.” The CL&P Indenture also permits dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the CL&P Bond Trustee. If we retain any interest in any property released from the lien of the CL&P Indenture, the CL&P Indenture will not constitute a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof.

The B Provisions would provide simplified procedures for the release of minor properties.

Dividend Restrictions. The CL&P Indenture does not contain a dividend restriction.

Default. The CL&P Indenture provides that the following events will constitute “events of default” thereunder: (i) failure to pay principal; (ii) failure for 90 days to pay interest; (iii) failure to perform any of the other CL&P Indenture covenants for 90 days after notice to us; (iv) certain events of bankruptcy, insolvency or receivership, and (v) any other event or occurrence specified as an “event of default” in the terms of a particular series of CL&P Bonds. The CL&P Indenture requires us to deliver to the CL&P Bond Trustee an annual officer’s certificate as to compliance with certain provisions of the CL&P Indenture.

The CL&P Indenture provides that, if any event of default exists, the holders of a majority in principal amount of the CL&P Bonds outstanding may, after tender to the CL&P Bond Trustee of indemnity satisfactory to it, direct the sale of the mortgaged property.

Modification of the CL&P Indenture. The CL&P Indenture may be supplemented or amended to convey additional property, to state indebtedness of companies merged, to add further limitations to the CL&P Indenture, to evidence a successor company, or to make such provision in regard to questions arising under the CL&P Indenture as may be necessary or desirable and not inconsistent with its terms. The CL&P Indenture may also be amended without bondholder consent if the changes do not adversely affect the interests of the holders of any series of CL&P Bonds in any material respect.

The CL&P Indenture also permits the modification, with the consent of holders of 66 2/3% of the CL&P Bonds affected, of any provision of the CL&P Indenture, except that (a) no such modification may effect a reduction of such percentage unless all bondholders consent, (b) no such modification may effect the creation of a lien equal with or prior to that of the CL&P Indenture unless all bondholders consent, (c) no bondholder who refuses to consent may be deprived of his security and (d) our obligations as to the maturities, payment of principal, interest or premium and other terms of payment may not be modified unless all affected bondholders consent.

The B Provisions would remove the 66 2/3% consent requirement and permit modifications with the consent of holders of a majority of the CL&P Bonds so affected, but generally retains the restrictions described in (a) and (d) of the preceding paragraph. Under the B Provisions, the restriction described in (b) of the preceding paragraph would become inapplicable because the B Provisions also would permit the creation of a lien equal with or prior to that of the CL&P Indenture (as described above in the third paragraph under “Security”). The B Provisions also generally retains the restriction described in (c) of the preceding paragraph, but would permit, without bondholder consent, modifications that release the lien of the CL&P Indenture on mortgaged property having an aggregate value not greater than 10% of the aggregate value of all mortgaged property at the time the B Provisions become effective.

NSTAR ELECTRIC COMPANY

Debt Securities

We will issue the debt securities under an indenture dated as of September 1, 1988, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company), as trustee (NSTAR Electric Trustee). A copy of the indenture is incorporated by reference as an exhibit to the registration statement that contains this prospectus.

The following summary of provisions of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture.

The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.

The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of NSTAR Electric.

General. We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue. As of December 31, 2012, we had an aggregate of $1,600,00,000 principal amount of debt securities outstanding under the indenture, consisting of five series.

The prospectus supplement will include the particular terms of the debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

•	any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

•	the date from which any interest shall accrue;

•	any interest payment dates;

•	the stated maturity date or dates on which principal is payable;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, and the redemption price or prices;

•	the denominations in which the debt securities shall be issuable;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

•

any additional or different events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to debt securities of the series; and

•	any other terms of the debt securities.

We may issue debt securities as “original issue discount securities,” which bear either no interest or interest at a rate that at the time of issuance is below market rates. These securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.

The covenants contained in the indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

Events of Default. The following are “events of default” under the indenture with respect to any series of debt securities:

•	default in the payment of any principal or premium when due and when that default has continued for three business days;

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due and when that default has continued for three business days;

•	default in the performance of any other obligation contained in the indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

•	default in the payment of other indebtedness of $10,000,000 or more at its stated maturity;

•	acceleration of other indebtedness in a principal amount of $10,000,000 or more, which is not annulled within 90 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default under the indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 33% in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable under the debt securities of that series; or

•

in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities of the affected series.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

•	that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

•	the trustee shall have failed to institute the proceeding within 60 days; and

•

the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60-day period.

However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.

We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance.

Modification and Waiver. The indenture may be modified and amended by us and the trustee through a supplemental indenture. Any modification must have the consent of holders of at least a majority of the principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment with respect to any debt security;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default; or

•	change any obligation of ours to maintain an office or agency in each place of payment.

Consolidation, Merger and Sale of Assets. We may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to any corporation, provided that:

•

the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the indenture;

•	we are not, or any successor corporation is not, immediately after any consolidation or merger, in default under the indenture; and

•	other specified conditions are met.

Concerning the NSTAR Electric Trustee. The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company) is the trustee and paying agent under the indenture. The NSTAR Electric Trustee or affiliates of the NSTAR Electric Trustee are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the NSTAR Electric Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $69.1 million and $27.0 million, respectively.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

The PSNH Bonds

General. The following description sets forth certain general terms and provisions of the first mortgage bonds being registered by PSNH (PSNH Bonds). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the PSNH Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the Registration Statement of which this prospectus is a part. The particular terms of the PSNH Bonds offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the PSNH Bonds so offered will be described therein. Capitalized terms not defined herein have the meanings given to them in the PSNH Indenture. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

The PSNH Bonds will be issued under a first mortgage indenture dated as of August 15, 1978, as amended and supplemented (the PSNH Indenture), between us and U.S. Bank National Association, as successor trustee (the PSNH Bond Trustee).

The PSNH Indenture provides that the PSNH Bonds will be issued in one or more series.

Amendment and Restatement of the PSNH Indenture

The PSNH Indenture was amended and restated substantially in its entirety (the Restatement) on June 1, 2011 (the First Effective Date). Certain remaining changes in the Restatement require the consent of the holders of 100% of the total principal amount of all PSNH Bonds then outstanding under the PSNH Indenture. As a result, these remaining changes will not become effective until we receive the required unanimous consent (the Second Effective Date). We have already obtained the required approvals for the Restatement from the New Hampshire Public Utilities Commission (NHPUC).

Each holder of PSNH Bonds issued after 2007 (including any PSNH Bonds offered by any prospectus supplement and any PSNH Bonds offered by any future prospectus) solely by virtue of its acquisition of such PSNH Bonds, including as an owner of a book-entry or other beneficial interest therein, will have consented, and will be deemed to have consented, without the need for any further action or consent by such holder, to the Restatement. As of December 31, 2012, there were five series of PSNH Bonds outstanding that we have not asked to consent to the Restatement: $50 million of 5.25% First Mortgage Bonds, Series L, due 2014 and $50 million of 5.60% First Mortgage Bonds, Series M, due October 5, 2035, each of which series is callable with make-whole redemption provisions; and three additional series of PSNH Bonds (2001 Series I, 2001 Series J and 2001 Series K) in an aggregate principal amount of approximately $287.5 million that mature on May 1, 2021, each of which series secures our obligations relating to a like principal amount of tax-exempt bonds that also mature on May 1, 2021. Such tax-exempt bonds are callable at various fixed redemption prices, and redemption of these tax-exempt bonds would result in the concurrent redemption of the Series I, Series J and Series K PSNH Bonds, as the case may be. We have no present plans to redeem any of such bonds. Accordingly, we expect that the Second Effective Date will occur no earlier than the date on which the last series of these PSNH Bonds matures in 2035.

Set forth below is a summary description of the material provisions of the PSNH Indenture, including the material changes effected on the First Effective Date and those provisions that will become effective on the Second Effective Date.

THERE ARE MATERIAL DIFFERENCES BETWEEN THE PSNH INDENTURE NOW IN EFFECT AND AS IT WILL BE IN EFFECT ON THE SECOND EFFECTIVE DATE. YOU ARE ADVISED TO READ CAREFULLY THE SUMMARY BELOW TO UNDERSTAND THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE. THE SUMMARY DESCRIPTION OF THE PSNH INDENTURE DOES NOT PURPORT TO BE COMPLETE OR TO COVER ALL OF THE PROVISIONS THEREOF. COPIES OF THE PSNH INDENTURE, INCLUDING THE PROVISIONS THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE, ARE AVAILABLE FROM US AND REFERENCE IS MADE TO THE PSNH INDENTURE, INCLUDING THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE. FOR A COMPLETE STATEMENT OF THE APPLICABLE PROVISIONS, THE PSNH INDENTURE, INCLUDING THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE, IS INCLUDED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

General Terms of the PSNH Bonds. The PSNH Bonds may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of PSNH Bonds will specify:

•	the designation and aggregate principal amount of such PSNH Bonds;

•	the date or dates on which such PSNH Bonds will mature;

•	the interest rate or rates, or method of calculation of such rate or rates, on such PSNH Bonds, and the date from which such interest shall accrue;

•	the dates on which such interest will be payable or method by which such dates are to be determined;

•	the record dates for payments of interest;

•	any redemption or sinking fund terms;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, such PSNH Bonds may be repaid, in whole or in part, at our option;

•

the place or places, if any, in addition to or in the place of our office or the office of the PSNH Bond Trustee, where the principal of (and premium, if any) and interest, if any, on such PSNH Bonds shall be payable and where notices to PSNH shall be sent; and

•	other specific terms applicable to such PSNH Bonds.

Unless otherwise indicated in the applicable prospectus supplement, the PSNH Bonds will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

Security. The PSNH Indenture constitutes a first mortgage lien (subject to permitted liens under the PSNH Indenture) on substantially all of our property and franchises, including our generating stations and our transmission and distribution facilities. The PSNH Indenture also permits after-acquired property to be subject to liens prior to that of the PSNH Indenture. The security afforded by the PSNH Indenture is for the equal and ratable protection of all of the presently outstanding PSNH Bonds and any PSNH Bonds that we may issue in the future under the PSNH Indenture. The Restatement continued the existing first mortgage lien of the PSNH Indenture, but expanded both the types of property excepted from the lien and the types of permitted liens. We believe that these changes will not have a material effect on the security afforded by the mortgage lien on the property subject to the lien.

In addition, the Restatement permits us to issue certain debt, other than PSNH Bonds, secured by liens on the mortgaged property ranking equal with or prior to the lien of the PSNH Indenture. Until the Second Effective Date, however, such equal or prior liens will not be permitted on any material portion of the mortgaged property. Such equal or prior liens will be permitted on a material portion of the mortgaged property commencing on the Second Effective Date. We believe that this change will not have a material effect on the security provided by the PSNH Indenture because we may only issue such equal or prior secured debt in an aggregate principal amount of up to 3% of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the PSNH Indenture, plus (2) certain cash then on deposit with the PSNH Trustee, and then only if we would otherwise be permitted under the terms of the PSNH Indenture to issue $1.00 of additional PSNH Bonds. This issuance requirement would not apply to our assumption of debt secured by an existing lien (or a lien created concurrently) on property we acquire after the First Effective Date, and there is no limit on the amount of equal or prior secured debt that we could assume. However, after the First Effective Date, the Issuance Test for New PSNH Bonds, in effect, counts outstanding equal or prior secured debt against our ability to issue additional PSNH Bonds.

Issuance Test for New PSNH Bonds. The PSNH Indenture permits the issuance of new PSNH Bonds under the PSNH Indenture in an unlimited amount so long as, after giving effect to such issue, the aggregate amount of all outstanding PSNH Bonds and “secured debt” (generally, debt secured by a lien equal with or prior to the lien of the PSNH Indenture) does not exceed 75% of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the PSNH Indenture plus (2) certain cash then on deposit with the PSNH Trustee, in each case calculated as of the most recent balance sheet date.

Redemption provisions. Under the PSNH Indenture, unless otherwise provided in the supplemental indenture under which a series of PSNH Bonds is issued, each series of PSNH Bonds is redeemable at our option, as a whole or in part, at any time upon prior written notice given by mail as provided in the PSNH Indenture, at redemption prices set forth in the applicable supplemental indenture with respect to such series, together in each case with accrued and unpaid interest to the redemption date. The Restatement did not affect these redemption provisions.

Replacement Fund. The PSNH Indenture does not contain a replacement fund requirement.

Withdrawal or Application of Cash. Cash deposited with the PSNH Trustee can be applied or withdrawn by us at any time so long as there is no default under the PSNH Indenture and so long as, after giving effect to such withdrawal, we could then issue at least $1.00 of additional PSNH Bonds under the test for the issuance of additional PSNH Bonds (described above under “Issuance Test for New PSNH Bonds”).

Release of Property. Property may be released upon compliance with the same requirements applicable to the withdrawal of cash deposited with the PSNH Bond Trustee described above under “Withdrawal or Application of Cash.” The PSNH Indenture also permits dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the PSNH Bond Trustee. If we retain any interest in any property released from the lien of the PSNH Indenture, the PSNH Indenture will not constitute a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof.

Events of default. The following events constitute events of default under the PSNH Indenture: (i) the failure to pay principal; (ii) the failure to pay interest for 30 days; (iii) the failure to perform any of the other PSNH Indenture covenants for 90 days after notice to us; (iv) certain events of bankruptcy, insolvency or receivership, and (v) any other event or occurrence specified as an event of default in the terms of a particular series of PSNH Bonds.

The Restatement will modify the above-described event of default provisions by increasing from 30 days to 90 days the grace period for any failure to pay interest described in clause (ii), commencing on the Second Effective Date.

The PSNH Indenture provides that, if any event of default exists, the PSNH Trustee or the holders of a majority in principal amount of the PSNH Bonds outstanding may declare the principal of all of the PSNH Bonds then outstanding to be immediately due and payable.

Modification of the PSNH Indenture without consent of holders. Under the PSNH Indenture, without the consent of the holders of PSNH Bonds, we may supplement or amend the PSNH Indenture to, among other things, convey additional property, add to our covenants and agreements, evidence a successor to us, correct any defective or ambiguous provision in the PSNH Indenture, provide for the issue of PSNH Bonds of any series, comply with the rules and regulations of any securities exchange on which any of the PSNH Bonds may be listed, reflect accounting changes as appropriate to conform with generally accepted accounting principles, or modify, amend, or supplement the PSNH Indenture or any supplemental indenture to permit qualification under the Trust Indenture Act of 1939. In addition, the PSNH Indenture may be modified without the consent of holders of PSNH Bonds to (i) add any additional events of default, (ii) provide for the procedures required to permit us to utilize, at our option, a non-certificated system of registration for all or any series of PSNH Bonds, and (iii) amend and restate the PSNH Indenture, in its entirety, with additions, deletions and other changes that will not adversely affect the interests of the holders of the PSNH Bonds in any material respect.

Modification of the PSNH Indenture with consent of holders. With the consent of the holders of not less than a majority in aggregate principal amount of the PSNH Bonds at the time outstanding (or in case one or more, but less than all, of the series of PSNH Bonds then outstanding would be materially adversely affected, with the consent of not less than a majority in aggregate principal amount of the PSNH Bonds of each series then outstanding which would be materially adversely affected by the action proposed to be taken), we may supplement the PSNH Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSNH Indenture or of any supplemental indenture. However, no such supplemental indenture may (i) change the dates for or permit the extension of time or times of payment of principal, interest or premium or the reduction in the principal amount or the rate of interest or otherwise affect the terms of payment in respect of the PSNH Bonds unless all affected holders of PSNH Bonds consent, (ii) reduce the percentage of principal amount of PSNH Bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all PSNH Bonds outstanding, or (iii) deprive the holder of any PSNH Bond outstanding of the lien of the PSNH Indenture on any material part of the trust estate without the express consent of the holder of each PSNH Bond affected thereby (except that modifications that release the lien of the PSNH Indenture on mortgaged property if the lesser of the aggregate cost or aggregate fair value of the mortgaged property to be released and previously released without consent of the holders of PSNH Bonds would not be more than 10% of the lesser of the aggregate cost or aggregate fair value of the mortgaged property as of the end of 2011, the calendar year in which the First Effective Date occurred, may be made without consent of the holders of PSNH Bonds).

Concerning the PSNH Trustee. An affiliate of the PSNH Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $69.1 million and $27.0 million, respectively.

WESTERN MASSACHUSETTS ELECTRIC COMPANY

The WMECO Senior Notes

General. The following description sets forth certain general terms and provisions of the senior unsecured notes being registered by WMECO (WMECO Notes). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the WMECO Note Indenture, which is incorporated herein by reference and is an exhibit to the Registration Statement of which this prospectus is a part. The particular terms of the WMECO Notes offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the WMECO Notes so offered will be described therein. References to section numbers under this caption are references to the section numbers of the WMECO Note Indenture. Capitalized terms not defined herein have the meanings given to them in the WMECO Note Indenture. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

The WMECO Notes will be issued under a supplemental indenture or indentures to our indenture (the WMECO Note Indenture), between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee (the WMECO Note Trustee), dated as of September 1, 2003, as amended and supplemented. You may contact them at their Corporate Trust Administration Office at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, telephone (412) 236-1201.

The WMECO Notes will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. There is no requirement under the WMECO Note Indenture that future issues of our debt securities be issued under the WMECO Note Indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the WMECO Note Indenture or applicable to one or more issues of WMECO Notes, in connection with future issues of such other debt securities.

The WMECO Note Indenture does not limit the aggregate principal amount of the WMECO Notes that may be issued thereunder. The WMECO Note Indenture provides that the WMECO Notes will be issued in one or more series as notes or debentures. The WMECO Notes may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of WMECO Notes will specify:

•	the designation and aggregate principal amount of such WMECO Notes;

•	the date or dates on which such WMECO Notes will mature;

•	the interest rate or rates, or method of calculation of such rate or rates, on such WMECO Notes, and the date from which such interest shall accrue;

•	the dates on which such interest will be payable or method by which such dates are to be determined;

•	the record dates for payments of interest;

•	any redemption terms;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, such WMECO Notes may be repaid, in whole or in part, at our option;

•

the place or places, if any, in addition to or in the place of our office or the office of the Senior Note Trustee, where the principal of (and premium, if any) and interest, if any, on such WMECO Notes shall be payable and where notices to WMECO shall be sent; and

•	other specific terms applicable to such WMECO Notes. (Section 301)

Unless otherwise indicated in the applicable prospectus supplement, the WMECO Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof. (Section 301)

Unless otherwise indicated in the applicable prospectus supplement or as below described under “Limitation on Liens” and “Sale and Leaseback Transactions”, there are no provisions in the WMECO Note Indenture or the WMECO Notes that require us to redeem, or permit the holders of the WMECO Notes to cause a redemption of, the WMECO Notes or that otherwise protect the holders of the WMECO Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of us.

Our ability to meet our obligations under the WMECO Notes is dependent on our earnings and cash flows. Unless otherwise specified in a prospectus supplement, the Supplemental Indentures will not limit the amount of indebtedness or preferred stock we may issue.

Registration, Transfer, Exchange and Form. WMECO Notes of any series may be exchanged for other WMECO Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)

Unless otherwise indicated in the applicable prospectus supplement, WMECO Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office or agency maintained for such purpose with respect to any series of WMECO Notes and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the WMECO Note Indenture. (Section 305)

In the event of any redemption of WMECO Notes of any series, we will not be required to exchange, or register the transfer of, any WMECO Notes of such series selected, called or being called for redemption except, in the case of any WMECO Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 305)

Paying Agents. We will maintain an office or agency where WMECO Notes may be presented or surrendered for payment. We will give prompt written notice to the WMECO Note Trustee of the location, and any change in the location, of such office or agency. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the WMECO Note Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the WMECO Note Trustee, and, in such event, the WMECO Note Trustee shall act as our agent to receive all such presentations and surrenders. (Section 1002)

All monies paid by us to a paying agent for the payment of principal of, interest or premium, if any, on any WMECO Note which remains unclaimed at the end of two years after any such principal, interest or premium shall have become due and payable will be repaid to us at our request and the Holder of such WMECO Note will thereafter look only to us for payment thereof as an unsecured general creditor. (Section 1003)

Consolidation, Merger, Conveyance, Sale or Transfer. Nothing contained in the WMECO Note Indenture prevents us from consolidating with or merging into another corporation or conveying, selling or otherwise transferring our properties and assets substantially as an entirety to any Person, provided that:

•

the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance, sale or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by an indenture supplemental thereto, executed and delivered to the Senior Note Trustee, in form satisfactory to the WMECO Note Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the WMECO Notes and the performance of every covenant of the WMECO Note Indenture on our part to be performed or observed; and

•

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

We shall also be required to deliver to the WMECO Note Trustee certificates and opinions stating that such consolidation, merger, conveyance, sale or transfer comply with the WMECO Note Indenture and all relevant conditions precedent have been satisfied. (Section 801)

Limitation on Liens. Nothing contained in the WMECO Note Indenture or in the WMECO Notes in any way restricts or prevents us from incurring any indebtedness; provided that if this covenant is made applicable to the WMECO Notes of any particular series, we will not issue, assume or guarantee (including any contingent obligation to purchase) or permit to exist any notes, bonds, debentures or other evidences of indebtedness for money borrowed (Debt) secured by a mortgage, lien, pledge, security interest or other encumbrance (Lien) upon any of our property, without effectively providing that the outstanding WMECO Notes of such series (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with the WMECO Notes of such series) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured (provided that for purposes of providing such equal and ratable security, the principal amount of outstanding WMECO Notes of any series will be such portion of the principal amount as may be specified in the terms of such series). This restriction will not, however, apply to:

•	Liens in existence on the date of the original issue of the WMECO Notes to which this restriction is made applicable;

•

Liens created solely for the purpose of securing Debt incurred to finance, refinance or refund the purchase price or cost (including the cost of construction) of property acquired after the date of the Senior Note Indenture (by purchase, construction or otherwise), or Liens in favor of guarantors of obligations or Debt representing, or incurred to finance, refinance or refund, such purchase price or cost, provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon and provided further that such Liens are created no later than 24 months after the purchase or construction;

•

Liens on any property or assets acquired from a corporation which is merged with or into us, which Liens are not created as a result of or in connection with or in anticipation of any such merger (unless such Liens were created to secure or provide for the payment of any part of the purchase price of such corporation);

•

Any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); or

•

Any extension, renewal or replacement of any Lien referred to in the foregoing clauses, provided that the principal amount of Debt so secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we may issue or assume Debt secured by Liens which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which does not at the time of issuance or assumption exceed 10% of the principal amount of the WMECO Notes then outstanding. (Section 1007)

Sale and Leaseback Transactions. If this covenant is made applicable to the WMECO Notes of any series, we will not enter into any Sale and Leaseback Transaction unless either:

•

we would be entitled, pursuant to the “Limitation on Liens” covenant above, to create Debt secured by a Lien on the property to be leased back in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without the WMECO Notes being effectively secured equally and ratably with (or prior to) that Debt; or

•

we, within 270 days after the sale or transfer of the relevant assets shall have been made, apply, in the case of a sale or transfer for cash, an amount equal to the net proceeds from the sale or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased (as determined by any two of our Directors) to:

•	the retirement of our long-term indebtedness ranking prior to or on a parity with the WMECO Notes or

•	the investment in any property used in the ordinary course of our business.

“Attributable Value” means, as to any particular lease under which we are at any time liable as lessee and at any date as of which the amount thereof is to be determined, the amount equal to the greater of (i) the net proceeds from the sale or transfer of the property leased pursuant to the Sale and Leaseback Transaction or (ii) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of the Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard, in any case, to any renewal or extension options contained in the lease.

“Sale and Leaseback Transaction” means any transaction or series of related transactions relating to property now owned or hereafter acquired by us whereby we transfer the property to a person and we lease it from that person for a period, including renewals, in excess of 36 months. (Section 1012)

Modification of the WMECO Note Indenture. The WMECO Note Indenture contains provisions permitting us and the WMECO Note Trustee, with the consent of the holders of a majority in principal amount of the outstanding WMECO Notes, of all series affected by the modification (voting as one class), to modify the WMECO Note Indenture or any supplemental indenture or the rights of the holders of the WMECO Notes of such series; provided that no such modification shall without the consent of the holders of each outstanding WMECO Note affected thereby:

•	change the date upon which the principal of or the interest on any WMECO Note is due and payable;

•	reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•	change any place of payment where, or the currency in which, any WMECO Note or any premium or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the date such payment is due (or, in the case of redemption, on or after the date fixed for such redemption);

•

reduce the aforesaid percentage of WMECO Notes, the consent of the holders of which is required for any modification of the applicable supplemental indenture or for waiver by the holders of certain of their rights; or

•	modify certain provisions of the WMECO Note Indenture. (Section 902)

The WMECO Note Indenture also contains provisions permitting us and the WMECO Note Trustee to amend the WMECO Note Indenture in certain circumstances without the consent of the holders of any WMECO Notes to evidence the succession of another person to us, the replacement of the WMECO Note Trustee and for certain other purposes, including to cure any ambiguity or defect, or correct any inconsistency, in the WMECO Note Indenture, or to add or change any other provisions with respect to matters or questions arising under the WMECO Note Indenture or the WMECO Notes, provided such changes or additions shall not adversely affect the interests of the holders of any series of the WMECO Notes in any material respect, or involve a change requiring the consent of the holders of the WMECO Notes described in the preceding paragraph. (Section 901)

Events of Default. An Event of Default with respect to the WMECO Notes is defined in the WMECO Note Indenture as being:

•	failure to pay any interest on the WMECO Notes and continuance of such failure for 30 days;

•

failure to pay the principal (or premium, if any), including the payment of principal (or premium, if any) when due pursuant to any redemption provision of the WMECO Notes and continuance of such failure for three days;

•	failure to pay any sinking fund installment, if any, pursuant to the terms of the WMECO Notes, and continuance of such failure for a period of three days;

•

default in the performance, or breach, of any covenant or warranty of ours in the WMECO Note Indenture (other than certain covenants or warranties a default in whose performance or whose breach is specifically dealt with elsewhere in the WMECO Note Indenture or which has been expressly included in the WMECO Note Indenture solely for the benefit of any series of WMECO Notes other than that series) and continuance of such default or breach for a period of 90 days after written notice is given to us by the WMECO Note Trustee or to us and the WMECO Note Trustee by the holders of 33% or more in aggregate principal amount of the outstanding WMECO Notes; and

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation involving us. (Section 501)

We will be required to file with the WMECO Note Trustee annually an officers’ certificate as to the existence or absence of default in performance of certain covenants in the WMECO Note Indenture. (Section 1008) The WMECO Note Indenture provides that the WMECO Note Trustee may withhold notice to the holders of the WMECO Notes of any default (except in payment of principal of (or premium, if any), or interest, if any, on, the WMECO Notes or in the payment of any sinking fund installment with respect to the WMECO Notes) if the WMECO Note Trustee in good faith determines that it is in the interest of the holders of the WMECO Notes to do so. (Section 602) The WMECO Note Indenture provides that, if an Event of Default due to the default in payment of principal of (or premium, if any) or interest on the WMECO Notes or in the payment of any sinking fund installment with respect to the WMECO Notes, or due to the default in the performance or breach of any covenant or warranty in the WMECO Note Indenture by us shall have happened and be continuing, either the WMECO Note Trustee or the holders of 33% or more in aggregate principal amount of the outstanding WMECO Notes may declare the principal amount of all the WMECO Notes to be due and payable immediately, but if we shall cure all defaults and certain other conditions are met, such declaration may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the WMECO Notes. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization has occurred and is continuing, the principal amount of all the WMECO Notes shall be immediately due and payable, without any act of either the WMECO Note Trustee or the holders. (Sections 502 and 513)

Subject to the provisions of the WMECO Note Indenture relating to the duties of the WMECO Note Trustee, the WMECO Note Trustee will be under no obligation to exercise any of its rights or powers under the WMECO Note Indenture at the request or direction of any of the holders of the WMECO Notes, unless such holders shall have offered to the WMECO Note Trustee reasonable indemnity. (Section 603)

Subject to such provision for indemnification, the holders of a majority in principal amount of the WMECO Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the WMECO Note Trustee, or exercising any trust or power conferred on the WMECO Note Trustee with respect to the WMECO Notes, provided, however, that if an Event of Default shall have occurred and be continuing with respect to less than all of the series of WMECO Notes, the holders of a majority in aggregate principal amount of the WMECO Notes of all such series, considered as one class, shall have the right to make such direction, and provided that the WMECO Note Trustee shall have the right to decline to follow any such direction if the WMECO Note Trustee shall determine that the action so directed conflicts with any law or the provisions of the WMECO Note Indenture or if the WMECO Note Trustee shall determine that such action would subject the WMECO Note Trustee to personal liability or expense for which reasonable indemnity has not been provided. (Section 512)

Defeasance. We, at our option, (a) will be Discharged from any and all obligations in respect of the WMECO Notes (except for certain obligations to register the transfer or exchange of WMECO Notes, replace destroyed, stolen, lost or mutilated WMECO Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the WMECO Note Indenture described under “—Consolidation, Merger, Conveyance, Sale or Transfer” and “—Limitation of Liens” or to certain covenants relating to corporate existence and maintenance of properties and insurance, in each case, if:

•	we irrevocably deposit with the WMECO Note Trustee, in trust, (a) money or (b) in certain cases,

•	U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money; or

•	a combination thereof, in each case sufficient to pay and discharge

•

the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the outstanding WMECO Notes on the dates such payments are due, in accordance with the terms of the WMECO Notes, or to and including the redemption date irrevocably designated by us

•	no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

•	we deliver to the WMECO Note Trustee an opinion of counsel to the effect

•

that the holders of the WMECO Notes will not recognize income, gain, loss or expense for Federal income tax purposes as a result of such deposit and defeasance of certain obligations; this condition, however, shall not apply if (i) WMECO shall have irrevocably designated a Redemption Date, (ii) such Redemption Date is no more than 60 days after the date of the deposit referred to above and (iii) we comply with the remaining conditions; and

•	that the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940; and

•

we have delivered to the WMECO Note Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the WMECO Note Indenture relating to the satisfaction and discharge of the WMECO Notes have been complied with. (Sections 403 and 1009)

Discharged means, with respect to the WMECO Notes of any series, the discharge of the entire indebtedness represented by, and obligations of ours under, the WMECO Notes of such series and in the satisfaction of all the obligations of ours under the WMECO Note Indenture relating to the WMECO Notes of such series, except:

•

the rights of holders of the WMECO Notes of such series to receive, from the trust fund established pursuant to the WMECO Note Indenture, payment of the principal of and interest and premium, if any, on the WMECO Notes of such series when such payments are due;

•	our obligations with respect to the WMECO Notes of such series with respect to registration, transfer, exchange and maintenance of a place of payment; and

•	the rights, powers, trusts, duties, protections and immunities of the Senior Note Trustee under the WMECO Note Indenture. (Section 101)

U.S. Government Obligations means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 101)

Resignation or Removal of Senior Note Trustee. The WMECO Note Trustee may resign at any time upon written notice to us, and such resignation will take effect immediately upon the appointment of a successor WMECO Note Trustee. (Sections 610 and 611)

The WMECO Note Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the WMECO Note Trustee and us and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding WMECO Notes. In addition, under certain circumstances, we may remove the WMECO Note Trustee upon notice to the Holder of each WMECO Note outstanding and the WMECO Note Trustee, and appointment of a successor WMECO Note Trustee. (Section 610)

No Recourse Against Others. The WMECO Note Indenture provides that no recourse for the payment of the principal of or any premium or interest on any WMECO Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours, contained in the WMECO Note Indenture or in any supplemental indenture, or in any WMECO Note, or because of the creation of any indebtedness represented thereby, will be had against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of ours or any successor corporation, either directly or through us or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is expressly waived and released as a condition of, and in consideration for, the execution of the WMECO Note Indenture and the issuance of the WMECO Notes. (Section 114) Such waiver may not be effective to waive liabilities under the Federal securities laws and we understand that it is the view of the Commission that such a waiver is against public policy.

Concerning the WMECO Note Trustee. The WMECO Note Trustee under the WMECO Note Indenture, and affiliates of the WMECO Note Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the WMECO Note Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under each facility of approximately $69.1 million and $27.0 million.

BOOK-ENTRY; DELIVERY AND FORM; GLOBAL SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the debt securities being registered by this Registration Statement will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (participants) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

LEGAL OPINIONS

Unless otherwise noted in the applicable prospectus supplement, legal opinions relating to the validity of the securities will be given by Richard J. Morrison, Secretary of Northeast Utilities Service Company, a service company affiliate of ours. We currently anticipate that Choate Hall & Stewart LLP, Boston, Massachusetts, will pass on certain matters with respect to the securities registered for any underwriters, agents or dealers.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Northeast Utilities Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Northeast Utilities’ and subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the acquisition of NSTAR and its subsidiaries on April 10, 2012), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from The Connecticut Light and Power Company Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from the NSTAR Electric Company Annual Report on Form 10-K as of and for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of NSTAR Electric Company as of December 31, 2011 and for each of the two years in the period ended December 31, 2011 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from the Public Service Company of New Hampshire Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from the Western Massachusetts Electric Company Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Securities and Exchange Commission Registration Fee	$		*
Accounting Fees and Expenses		*	*
Trustee Fees and Expenses		*	*
Legal Fees and Expenses		*	*
Debt Securities Rating Fees		*	*
Printing and Delivery Expenses		*	*
Listing Fees		*	*
Transfer Agent and Fees		*	*
Miscellaneous Expenses		*	*
Rating Agency Fees		*	*
“Blue Sky” Fees		*	*
Total	$	*	*

*	Deferred pursuant to Rule 456(b) and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Northeast Utilities

Article 34 of our Declaration of Trust provides that the Trustees, officers, agents or any other representative elected or appointed pursuant to any provision thereof shall not be liable for any act or default on the part of any co-Trustee, or other officer or agent, or for having permitted any co-Trustee or other officer or agent to receive or retain any money or property receivable by the Trustees under the Declaration of Trust, or for errors of judgment in exercising or failing to exercise any of the powers or discretions conferred upon or resting upon them, or for any loss arising out of any investment, or for failure to sue for or to collect any moneys or property belonging to the trust estate, or for any act or omission to act, performed or omitted by them in good faith in the execution of the trusts created under the Declaration of Trust. Each Trustee and every such officer, agent or representative shall be answerable and accountable only for his or her own receipts and for his or her own willful acts, neglects and defaults constituting a breach of trust knowingly and intentionally committed by him or her in bad faith, and not for those of any other, or of any bank, trust company, broker, attorney, auctioneer or other person with whom or into whose hands any property forming part of the trust estate may be deposited or come, or by whom any action relating to the trusts created under the Declaration of Trust may be taken or omitted to be taken; nor shall any Trustee or any such officer, agent or representative be liable or accountable for any defect in title, or for failing to transfer to or vest in the Trustees title to any property or effects for the time being subject to any of the trusts of these presents, or intended or believed to be so subject, or for failing to take out or maintain any or sufficient insurance or for liens or encumbrances upon any such property or effects, or for lack of genuineness or for invalidity of the shares, bonds or other obligations or instruments forming part of or relating to the trust estate, or for any loss, or otherwise, unless the same shall happen through such Trustee’s own willful act, neglect or default constituting a breach of trust knowingly and intentionally committed by him or her in bad faith; and the Trustees and each of them and each such officer, agent or representative shall be entitled out of the trust estate to reimbursement for their or his or her reasonable expenses and outlays and to be put in funds and exonerated and indemnified to their or his or her reasonable satisfaction from time to time, against any and all loss, costs, expense and liability incurred or to be incurred by them or him or her in the execution of the trusts created under the Declaration of Trust; and no Trustee, however appointed, shall be obliged to give any bond or surety or other security for the performance of any of his or her duties in the said trusts.

In addition, and without limiting the protection afforded to them, no Trustee, officer, agent or representative shall be liable for monetary damages for breach of fiduciary duty as a Trustee, officer, agent or representative, notwithstanding any provision of law imposing such liability; provided, however, that the provisions of this paragraph shall not be deemed to eliminate or limit any liability which such Trustee, officer, agent or representative would otherwise have under the provisions of the Declaration of Trust (1) for any breach of such person’s duty of loyalty to the association or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which such person derived an improper personal benefit.

Article 34 of the Declaration of Trust also provides that we shall indemnify each of its Trustees and officers against all losses, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a Trustee or officer, except with respect to any matters as to which such person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her acting was in our best interests. The Declaration of Trust provides, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless a determination is made that indemnification of the Trustee or officer is proper under the circumstances because such Trustee or officer acted in good faith in the reasonable belief that such person’s acting was in the best interest of the association. Such determination shall be made (1) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, such a quorum so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

In performing their duties, any such Trustee or officer who acts in good faith shall be fully protected in relying upon the books of account of the association or of another organization in which he or she serves as contemplated by the Declaration of Trust, reports, opinions and advice to the association or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care or upon other records of the association or of such other organization.

Expenses incurred by any Trustee or officer with respect to any action, suit or proceeding as described above may be paid or advanced by the association prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Trustee or officer to repay such amount if upon final disposition thereof he or she shall not be entitled to indemnification.

The rights of indemnification provided by the Declaration of Trust are not exclusive of or affect any other right to which any Trustee or officer may be entitled and all such rights shall inure to the benefit of such person’s heirs, executors, administrators and other legal representatives. Such other rights shall include the powers, immunities and rights of reimbursement which would be allowable under the laws of the Commonwealth of Massachusetts. We also maintain an insurance policy that insures our Trustees and officers against certain liabilities.

The Connecticut Light and Power Company

We are organized under the laws of the State of Connecticut. Section 33-771 of The Connecticut Business Corporation Act (CBCA) generally provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation.

The CBCA also provides that, unless ordered by a court under section 33-774 of the CBCA, a corporation may not indemnify a director under section 33-771: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

A corporation may not indemnify a director under section 33-771 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the relevant standard of conduct set forth in said section. The determination shall be made: (1) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (2) by special legal counsel (A) selected in the manner prescribed in clause (1) of this sentence, or (B) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or (3) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

In addition, under the CBCA a director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall: (1) order indemnification if it determines that the director is entitled to mandatory indemnification under section 33-772 of the CBCA; (2) order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by section 33-778(a) of the CBCA; or (3) order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable (A) to indemnify the director or (B) to advance expenses to the director, even if he has not met the relevant standard of conduct set forth in section 33-771(a) of the CBCA, failed to comply with section 33-773 of the CBCA or was adjudged liable in a proceeding referred to in section 33-771(d)(1) or (2) of the CBCA, provided if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 33-776 of the CBCA provides that (a) a corporation may indemnify and advance expenses under sections 33-770 to 33-779 of the CBCA, inclusive, to an officer, employee or agent of the corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation (1) to the same extent as a director, and (2) if he is an officer, employee or agent but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. A corporation may delegate to its general counsel or other specified officer or officers the ability under section 33-376(a) of the CBCA to determine that indemnification or advance for expenses to such officer, employee or agent is permissible and the ability to authorize payment of such indemnification or advance for expenses. By their terms, the provisions of section 33-376 that are described in this paragraph do not in any way limit either the ability or the obligation of a corporation to indemnify and advance expenses under other applicable law to any officer, employee or agent who is not a director.

Section IX of our Certificate of Incorporation provides that we shall indemnify and advance reasonable expenses to an individual made or threatened to be made a party to a proceeding because he/she is or was a director of CL&P to the fullest extent permitted by law under sections 33-771 and 33-773 of the CBCA.

Section IX also requires that we indemnify and advance reasonable expenses under sections 33-770 to 33-778, inclusive, of the CBCA to any officer, employee or agent of CL&P who is not a director to the same extent as a director and to such further extent, consistent with public policy, as may be provided by contract, our Certificate of Incorporation, our Bylaws or a resolution of our board of directors. Section IX further provides that, in connection with any advance for such expenses, we may, but need not, require any such officer, employee or agent to deliver a written affirmation of his/her good faith belief that he/she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for expenses if it is ultimately determined that he/she is not entitled to indemnification. Under Section IX, our board of directors, by resolution, our general counsel, or such additional officer or officers as the board of directors may specify, shall have the authority to determine that indemnification or advance for such expenses to any such officer, employee or agent is permissible and to authorize payment of such indemnification or advance for expenses. Section IX also provides that our board of directors, by resolution, our general counsel, or such additional officer or officers as our board of directors may specify, shall also have the authority to determine the terms on which we shall advance expenses to any such officer, employee or agent, which terms need not require delivery by such officer, employee or agent of a written affirmation of his/her good faith belief that he/she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for such expenses if it is ultimately determined that he/she is not entitled to indemnification.

Section IX provides that the indemnification and advance of expenses provided for therein shall not be deemed exclusive of any other rights to which those indemnified or eligible for advance for expenses may be entitled under Connecticut law as in effect on the effective date of Article IX and as thereafter amended or any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Finally, Section IX provides that no lawful repeal or modification of Section IX or the adoption of any provision inconsistent therewith by our board of directors and shareholders or change in statute shall apply to or have any effect on our obligations to indemnify or to pay for or reimburse in advance expenses incurred by a director, officer, employee or agent of CL&P in defending any proceeding arising out of or with respect to any acts or omissions occurring at or prior to the effective date of such repeal, modification or adoption of a provision or statutes change inconsistent with Section IX.

We also maintain an insurance policy that insures our directors and officers against certain liabilities.

NSTAR Electric Company

Section 67 of Chapter 156B of the Massachusetts General Laws, incorporated into Chapter 164 of the Massachusetts General Laws applicable to public utility corporations, provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or by-laws.

Section 9 of our by-laws provides that the corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation, and any person serving another organization in one or more of the indicated capacities at the request of this corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization will be deemed to have acted in the best interests of this corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Each director and officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

NU has purchased two-part policies of insurance covering directors’ and officers’ liability and reimbursement of certain expenses of NSTAR Electric for indemnification of a director or officer. The policies covering directors’ and officers’ liability provide for payment on behalf of a director or officer for any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined) subject to certain exclusions.

NSTAR Electric also maintains an insurance policy that insures its directors and officers against certain liabilities.

Public Service Company of New Hampshire

We are organized under the laws of the State of New Hampshire. The New Hampshire Business Corporation Act (the NHBCA) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expense to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Article IX of our By-Laws provides that we will indemnify, to the fullest extent permitted by applicable law, each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the corporation, or is or was serving, at the request of the corporation, for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he or she was such a director or officer, against expenses, including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred in connection with such action or proceeding, or any appeal thereof.

Determinations with respect to indemnification and reimbursement of a person (unless ordered by a court) shall be made: (1) by the Board acting (a) by majority vote or action of a disinterested quorum of directors; or (b) if such quorum is not obtainable, as directed by a majority vote or action of a committee of the Board, duly designated to act in the matter by a majority vote or action of the full Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or (2) by independent legal counsel, selected by the Board or a committee thereof by vote or action as set forth in clauses (a) and (b) of clause (1), or if the requisite quorum of the full Board cannot be obtained and such committee cannot be established, by a majority vote or action of the full Board (in which selection directors who are parties may participate); or (3) by a majority vote of the holders of the outstanding stock at the time entitled to vote for directors, voting as a single class; or (4) by any other method of determination selected by the Board (in which selection directors who are parties may participate).

Under our By-laws, we must advance expenses incurred with respect to any such action, suit or proceeding prior to the final disposition of such action, suit or proceeding, upon receipt of any undertaking then required under applicable law by or on behalf of such recipient.

We also maintain an insurance policy that insures our directors and officers against certain liabilities.

Western Massachusetts Electric Company

We are a corporation organized under the laws of the Commonwealth of Massachusetts. Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or bylaws.

Article XVIII of our By-laws provides that we will indemnify, to the fullest extent permitted by applicable law, each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer, employee or other agent of WMECO, is or was serving at our request as a Director, officer, employee, or other agent of another organization, or is or was serving at our request in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including reasonable attorneys’ fees, judgments, fines, penalties and amounts paid in settlement or compromise, actually and reasonably incurred in connection with such action, except with respect to any matter as to which such person shall have been adjudicated in such action not to have acted in good faith in the reasonable belief that such person’s action was in the best interests of WMECO or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

Article XVIII also provides that as to any matter disposed of by settlement or compromise by such Director, officer, employee or other agent of WMECO pursuant to a consent decree or otherwise, we shall provide no indemnification either for said payment or for any other expenses unless such settlement or compromise is approved as in the best interests of WMECO, or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan, after notice that it involves such indemnification:

(a)	by a disinterested majority of our Directors then in office; or

(b)	by a majority of the disinterested Directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Director, officer, employee or other agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of WMECO or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan, or

(c)	by the holders of a majority of our outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by an interested Director, officer, employee or other agent.

In discharging such person’s duty, any such Director, officer, employee or other agent of WMECO, when acting in good faith, may rely upon the books of account of WMECO or of such other organization, reports made to us or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts selected with reasonable care by our Board of Directors or officers, or upon other records of WMECO or of such other organization.

Under our By-laws, we may advance expenses incurred with respect to any such action, suit or proceeding prior to the final disposition of such action, suit or proceeding, upon receipt of a written undertaking by or on behalf of the recipient to repay such amount if said person shall be adjudicated to be not entitled to indemnification under this section, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

WMECO also maintains an insurance policy that insures its Directors and officers against certain liabilities.

ITEM 16.	EXHIBITS.

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned Registrants hereby each undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants each undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)	The undersigned Registrants each hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have each been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Northeast Utilities, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 1st day of May, 2013.

NORTHEAST UTILITIES (REGISTRANT)

By:	/s/ JAY S. BUTH
Jay S. Buth Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS J. MAY Thomas J. May	President and Chief Executive Officer and a Trustee (Principal Executive Officer)	May 1, 2013

/s/ JAMES J. JUDGE James. J. Judge	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 1, 2013

/s/ JAY S. BUTH Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2013

/s/ RICHARD H. BOOTH Richard H. Booth	Trustee	May 1, 2013

/s/ JOHN S. CLARKESON John S. Clarkeson	Trustee	May 1, 2013

Signature	Title	Date

/s/ COTTON M. CLEVELAND Cotton M. Cleveland	Trustee	May 1, 2013

/s/ SANFORD CLOUD, JR. Sanford Cloud, Jr.	Trustee	May 1, 2013

/s/ JAMES S. DISTASIO James S. DiStasio	Trustee	May 1, 2013

/s/ FRANCIS A. DOYLE Francis A. Doyle	Trustee	May 1, 2013

/s/ CHARLES K. GIFFORD Charles K. Gifford	Trustee	May 1, 2013

/s/ PAUL A. LA CAMERA Paul A. La Camera	Trustee	May 1, 2013

/s/ KENNETH R. LEIBLER Kenneth R. Leibler	Trustee	May 1, 2013

/s/ CHARLES W. SHIVERY Charles W. Shivery	Chairman of the Board of Trustees	May 1, 2013

/S/ WILLIAM C. VAN FAASEN William C. Van Faasen	Trustee	May 1, 2013

/S/ FREDERICA M. WILLIAMS Frederica M. Williams	Trustee	May 1, 2013

/s/ DENNIS R. WRAASE Dennis R. Wraase	Trustee	May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Connecticut Light and Power Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 30th day of April, 2013.

THE CONNECTICUT LIGHT AND POWER COMPANY (REGISTRANT)

By:	/s/ JAY S. BUTH
Jay S. Buth Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS J. MAY Thomas J. May	Chairman and a Director	April 30, 2013

/s/ LEON J. OLIVIER Leon J. Olivier	Chief Executive Officer and a Director (Principal Executive Officer)	April 30, 2013

/s/ JAMES J. JUDGE James J. Judge	Executive Vice President and Chief Financial Officer and a Director (Principal Financial Officer)	April 30, 2013

/s/ JAY S. BUTH Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 30, 2013

/s/ GREGORY B. BUTLER Gregory B. Butler	Director	April 30, 2013

Signature	Title	Date

/s/ CHRISTINE M. CARMODY Christine M. Carmody	Director	April 30, 2013

/s/ WILLIAM P. HERDEGEN III William P. Herdegen III	President and Chief Operating Officer and a Director	April 30, 2013

/s/ DAVID R. MCHALE David R. McHale	Director	April 30, 2013

/s/ JOSEPH R. NOLAN, JR. Joseph R. Nolan, Jr.	Director	April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NSTAR Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of City of Hartford, State of Connecticut, on the 30th day of April, 2013.

NSTAR ELECTRIC COMPANY (REGISTRANT)

By:	/s/ JAY S. BUTH
Jay S. Buth
Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS J. MAY Thomas J. May	Chairman and a Director	April 30, 2013

/s/ LEON J. OLIVIER Leon J. Olivier	Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ JAMES J. JUDGE James J. Judge	Executive Vice President and Chief Financial Officer and a Director (Principal Financial Officer)	April 30, 2013

/s/ JAY S. BUTH Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 30, 2013

/s/ GREGORY B. BUTLER Gregory B. Butler	Director	April 30, 2013

/s/ CHRISTINE M. CARMODY Christine M. Carmody	Director	April 30, 2013

Signature	Title	Date

/s/ CRAIG A. HALLSTROM Craig A. Hallstrom	President and Chief Operating Officer and a Director	April 30, 2013

/s/ DAVID R. MCHALE David R. McHale	Director	April 30, 2013

/s/ JOSEPH R. NOLAN, JR. Joseph R. Nolan, Jr.	Director	April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Public Service Company of New Hampshire, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of City of Hartford, State of Connecticut, on the 30th day of April, 2013.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (REGISTRANT)

By:	/s/ JAY S. BUTH
Jay S. Buth
Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS J. MAY Thomas J. May	Chairman and a Director	April 30, 2013

/s/ LEON J. OLIVIER Leon J. Olivier	Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ JAMES J. JUDGE James J. Judge	Executive Vice President and Chief Financial Officer and a Director (Principal Financial Officer)	April 30, 2013

/s/ JAY S. BUTH Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 30, 2013

/s/ GREGORY B. BUTLER Gregory B. Butler	Director	April 30, 2013

/s/ CHRISTINE M. CARMODY Christine M. Carmody	Director	April 30, 2013

Signature	Title	Date

/s/ GARY A. LONG Gary A. Long	President and Chief Operating Officer and a Director	April 30, 2013

/s/ DAVID R. MCHALE David R. McHale	Director	April 30, 2013

/s/ JOSEPH R. NOLAN, JR. Joseph R. Nolan, Jr.	Director	April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Western Massachusetts Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of City of Hartford, State of Connecticut, on the 30th day of April, 2013.

WESTERN MASSACHUSETTS ELECTRIC COMPANY (REGISTRANT)

By:	/s/ JAY S. BUTH
Jay S. Buth
Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS J. MAY Thomas J. May	Chairman and a Director	April 30, 2013

/s/ LEON J. OLIVIER Leon J. Olivier	Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ JAMES J. JUDGE James J. Judge	Executive Vice President and Chief Financial Officer and a Director (Principal Financial Officer)	April 30, 2013

/s/ JAY S. BUTH Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 30, 2013

/s/ GREGORY B. BUTLER Gregory B. Butler	Director	April 30, 2013

/s/ CHRISTINE M. CARMODY Christine M. Carmody	Director	April 30, 2013

Signature	Title	Date

/s/ PETER J. CLARKE Peter J. Clarke	President and Chief Operating Officer and a Director	April 30, 2013

/s/ DAVID R. MCHALE David R. McHale	Director	April 30, 2013

/s/ JOSEPH R. NOLAN, JR. Joseph R. Nolan, Jr.	Director	April 30, 2013

EXHIBIT INDEX

EXHIBIT NO.		DESCRIPTION

1.		Underwriting Agreement

(A)	Northeast Utilities

	1.1*	Form of Underwriting Agreement for the Senior Notes.

	1.2*	Form of Underwriting Agreement for the Common Shares.

	1.3*	Form of Underwriting Agreement for the Preferred Shares.

(B)	The Connecticut Light and Power Company

	1.1*	Form of Underwriting Agreement for the CL&P Bonds

(C)	NSTAR Electric Company

	1.1*	Form of Underwriting Agreement for the NSTAR Electric Debentures

(D)	Public Service Company of New Hampshire

	1.1*	Form of Underwriting Agreement for the PSNH Bonds

(E)	Western Massachusetts Electric Company

	1.1*	Form of Underwriting Agreement for the WMECO Senior Notes

4.		Instruments defining the rights of security holders, including indentures

(A)	Northeast Utilities

	4.1	Declaration of Trust (incorporated by reference to Exhibit A.1 to Form U-1, dated June 23, 2005, File No. 70-10315).

	4.2	Indenture between Northeast Utilities and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee, dated as of April 1, 2002, as amended and supplemented (incorporated by reference to Exhibit A.3 to NU 35-CERT/A, filed April 16, 2002, File No. 70-9535).

	4.3*	Form of Supplemental Indenture.

(B)	The Connecticut Light and Power Company

	4.1	Indenture of Mortgage and Deed of Trust between CL&P and Bankers Trust Company, Trustee, dated as of May 1, 1921, as amended and restated as of April 1, 2005. (incorporated by reference to Exhibit 4.2, CL&P Annual Report on Form 10-K for the year ended December 31, 2006, File No. 0-00404)

	4.2*	Form of Supplemental Indenture.

(C)	NSTAR Electric Company

	4.1	Indenture dated as of September 1, 1988 between Boston Edison (now known as NSTAR Electric Company) and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company), as trustee (Incorporated herein by reference to the Boston Edison Form 10-Q for the quarter ended September 30, 1988, File No. 1-2301).

	4.2*	Form of Supplemental Indenture

(D)	Public Service Company of New Hampshire

	4.1	First Mortgage Indenture between PSNH and First Fidelity Bank, National Association, New Jersey, now First Union National Bank, Trustee, dated as of August 15, 1978 (Composite including all amendments effective June 1, 2011) (included as Exhibit C to the Eighteen Supplemental Indenture filed as Exhibit 4.1 to PSNH Current Report on Form 8-K filed on June 2, 2011, File No. 001-06392).

	4.2*	Form of Supplemental Indenture.

(E)	Western Massachusetts Electric Company

	4.1	Indenture between WMECO and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Trustee, dated as of September 1, 2003 (incorporated by reference to Exhibit 99.2, WMECO Current Report on Form 8-K filed October 8, 2003, File No. 0-7624)

	4.2*	Form of Supplemental Indenture.

5.		Legal Opinions

	5.1	Opinion of Richard J. Morrison, Esq. regarding the legality of the securities being issued, filed for Northeast Utilities, The Connecticut Light and Power Company, NSTAR Electric Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company.

12.		Statement re: Computation of Ratios

(A)	Northeast Utilities

	12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 of NU Annual Report on Form 10-K for the year ended December 31, 2012, File No. 1-5324).

(B)	The Connecticut Light and Power Company

	12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 of CL&P Annual Report on Form 10-K for the year ended December 31, 2012, File No. 0-00404).

(C)	NSTAR Electric Company

	12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 of NSTAR Electric Annual Report on Form 10-K for the year ended December 31, 2012, File No. 1-02301).

(D)	Public Service Company of New Hampshire

	12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 of PSNH Annual Report on Form 10-K for the year ended December 31, 2012, File No. 1-6392).

(E)	Western Massachusetts Electric Company

	12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 of WMECO Annual Report on Form 10-K for the year ended December 31, 2012, File No. 0-7624).

23		Consent of Experts and Counsel

	23.1	Consent of Deloitte & Touche LLP filed for Northeast Utilities, The Connecticut Light and Power Company, NSTAR Electric Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company.

	23.2	Consent of PricewaterhouseCoopers LLP filed for NSTAR Electric Company.

	23.3	Consent of Richard J. Morrison, Esq. (included in Exhibit 5.1).

24		Powers of Attorney (included on the signature page of each Registrant to this Registration Statement).

25		Statement of Eligibility of Trustee

(A)	Northeast Utilities

	25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A.

(B)	The Connecticut Light and Power Company

	25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company).

(C)	NSTAR Electric Company

	25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

(D)	Public Service Company of New Hampshire

	25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.

(E)	Western Massachusetts Electric Company

	25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company N.A., formerly known as The Bank of New York Trust Company, N.A.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.